Exhibit 99.1

Verra Mobility Receives Termination of Agreement Notice From Avis Budget Group

Taking immediate actions to reduce costs, adapt operations, and position the business for continued growth and future opportunities

Provides revised 2026 full-year outlook

MESA, Ariz., May 26, 2026 — Verra Mobility Corporation (NASDAQ: VRRM), a leading provider of smart mobility technology solutions, announced today that it received a termination notice from Avis Budget Group regarding its contract with Verra Mobility, effective September 2026. Verra Mobility is taking steps to reduce costs and re-allocate certain resources associated with the customer to other customers.

“We were surprised and disappointed to receive this notice from Avis Budget Group given our longstanding partnership and the significant time invested by both parties in ongoing extension negotiations,” said David Roberts, President and CEO of Verra Mobility. “We are now moving decisively to reduce costs, adapt our operations, and position the business for continued growth and future opportunities.”

Mr. Roberts continued, “We are proud of the value our Commercial Services platform delivers by simplifying complex operational processes for fleet operators and enabling customers to focus on their core business. We remain confident in the strength of our platform, our ability to continue innovating, and our capacity to meet customers’ evolving needs while mitigating the impact of this development.”

Verra Mobility intends to protect its contractual rights, intellectual property, and business interests. Accordingly, the company is reviewing matters related to the parties’ negotiations, the handling of confidential information, and the parties’ respective rights and obligations under their agreements.

Revised 2026 Full-Year Guidance

Based on the Company’s year-to-date 2026 results and outlook for the remainder of the year including the aforementioned termination notice, Verra Mobility is revising its 2026 full-year financial outlook to the following:

•	Total Revenue of $985 million to $995 million

•	Adjusted EBITDA of $380 million to $385 million

•	Adjusted EPS of $1.19 to $1.25

•	Free Cash Flow of $140 million to $150 million

Underlying Assumptions for 2026 Full-Year Guidance

•	Weighted average fully diluted share count expected to be approximately 155 million shares for the full-year 2026

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Effective tax rate (including state taxes) is expected to be 28.0% to 29.0%, with approximately $50 million in total cash taxes expected to be paid in 2026. The effective tax rate for non-GAAP adjustments is provided in the Reconciliation of Net Income to Adjusted Net Income and Calculation of Adjusted EPS in our most recent earnings press release dated May 6, 2026.

•	Depreciation and amortization expense expected to be approximately $125 million for 2026

•	Total interest expense, net expected to be approximately $62 million, of which approximately $60 million is expected to be net cash interest paid

•	Change in working capital (change in operating assets and liabilities) is expected to be zero for 2026

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Capital expenditures (purchases of installation and service parts and property and equipment) are expected to be approximately $125 million for 2026 relating primarily to camera installations and MOSAIC implementation.

The Company currently expects the termination to reduce Commercial Services’ 2026 annualized revenue by approximately $135 million to $145 million and 2026 annualized segment profit by approximately $120 million to $125 million, before taking into account expected cost reduction initiatives.

About Verra Mobility

Verra Mobility Corporation (NASDAQ: VRRM) is a leading provider of smart mobility technology solutions that make transportation safer, smarter, and more connected. The company sits at the center of the mobility ecosystem, bringing together vehicles, hardware, software, data, and people to enable safe, efficient solutions for customers globally. Verra Mobility’s transportation safety systems and parking management solutions protect lives, improve urban and motorway mobility, and support healthier communities. The company also solves complex payment, utilization, and compliance challenges for fleet owners and rental car companies. Headquartered in Arizona, Verra Mobility operates in the United States, Australia, Europe, and Canada. For more information, please visit www.verramobility.com.

Forward-Looking Statements

This press release contains forward-looking statements which address our expected future business and financial performance, and may contain words such as “goal,” “target,” “future,” “estimate,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “project,” “may,” “should,” “will” or similar expressions. Forward-looking statements include statements regarding expected operating results and metrics, such as revenue growth and expected margins; expectations regarding the impact of the termination by Avis Budget on our business and financial outlook, including the expected reduction in Commercial Services’ 2026 annualized revenue and 2026 annualized segment profit; our ability to reduce costs and minimize the impact of the Avis Budget termination; our ability to expand our customer base, meet the evolving needs of our customers; expectations regarding our long-term renewals with other significant Commercial Services customers; full-year guidance for 2026, including expected total revenue, Adjusted EBITDA, Adjusted EPS, and Free Cash Flow, and the underlying assumptions for the 2026 full-year guidance, including expected weighted average fully diluted share count, effective tax rate and cash taxes, expected depreciation and amortization expenses, expected interest expense, net and total net cash interest, expected change in working capital, expected capital expenditures, and expected operating expenditures; and our ability to meet our long-term outlook. Forward-looking statements involve risks and uncertainties, and a number of factors could cause actual results to differ materially from those currently anticipated. These factors include, but are not limited to, the impact of negative industry and macroeconomic conditions, including the impact of government actions and regulations, such as tariffs, trade protection measures, military conflicts, or a government shutdown, on our customers or Verra Mobility; customer concentration in our Commercial Services and Government Solutions segments, including risks impacting such segments such as travel demand and legislation, and the risk of losing a customer; risks related to our contract with NYCDOT, which comprises a material portion of our revenue, including the timing of payments; risks associated with the termination of the Avis Budget agreement and the renewal of other Commercial Services customer agreements; risks and uncertainties related to our government contracts, including legislative changes, termination rights, delays in payments, audits, and investigations; decreases in the prevalence or political acceptance of, or an increase in governmental restrictions regarding, automated and other similar methods of photo enforcement, parking solutions, or the use of tolling; our ability to successfully implement our acquisition strategy or integrate acquisitions; failures in or breaches of our networks or systems, including as a result of cyber-attacks or other incidents; risks and uncertainties related to our international operations and our ability to develop and successfully market new products and technologies into new markets; our failure to acquire necessary intellectual property or adequately protect our intellectual property; our ability to manage our substantial level of indebtedness; our ability to maintain effective internal controls over financial reporting; our ability to properly perform under our contracts and otherwise satisfy our customers; risks associated with the use of artificial intelligence and related tools; decreased interest in outsourcing from our customers; our ability to keep up with technological developments and changing customer preferences; our ability to compete in a highly competitive and rapidly evolving market; risks and uncertainties related to our share repurchase program; risks and uncertainties related to litigation and other disputes and regulatory investigations; our reliance on specialized third-party providers; and other risks and uncertainties indicated from time to time in documents we filed or will file with the Securities and Exchange Commission (the “SEC”). In addition, no assurance can be given that any plan, initiative, projection, goal, commitment, expectation, or prospect set forth in this press release can or will be achieved. This press release should be read in conjunction with the information included in our other press releases, reports, and other filings with the SEC. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our 2025 Annual Report on Form 10-K and first quarter 2026 Quarterly Report on Form 10-Q. These forward-looking statements speak only as of the date of this press release and except to the extent required by applicable law, we do not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments, or otherwise. Understanding the information contained in these filings is important in order to fully understand our reported financial results and our business outlook for future periods.

Additional Information

We periodically provide information for investors on our corporate website, www.verramobility.com, and our investor relations website, ir.verramobility.com.

We intend to use our website including our quarterly earnings presentation as a means of disclosing material non-public information, additional financial and operating metrics and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor our website, in addition to following our press releases, SEC filings, public conference calls, webcasts, and social media. In addition, you may enroll to automatically receive e-mail alerts and other information about our company by visiting “Email Alerts” under the “Investor Resources” section of the “Investors” portion of our website.

Non-GAAP Financial Measures

We disclose certain forward-looking financial measures in this press release that are not determined in accordance with U.S. generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are not recognized measures under GAAP and are not intended to be, and should not be, considered in isolation or as a substitute for, or superior to, financial information prepared in accordance with GAAP. Adjusted EBITDA, Free Cash Flow, and Adjusted EPS are non-GAAP financial measures as defined by the SEC rules. These non-GAAP financial measures may be determined or calculated differently by other companies. As a result, they may not be comparable to similarly titled performance measures presented by other companies. We are not providing a quantitative reconciliation of Adjusted EBITDA, Adjusted EPS or Free Cash Flow which are included in our revised 2026 full-year financial guidance above, in reliance on the “unreasonable efforts” exception for forward-looking non-GAAP measures set forth in SEC rules because certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated without unreasonable effort and expense. In this regard, we are unable to provide a reconciliation of forward-looking Adjusted EBITDA to GAAP net income, Adjusted EPS to net income per share and Free Cash Flow to net cash provided by operating activities, due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. Due to the uncertainty of estimates and assumptions used in preparing forward-looking non-GAAP measures, we caution investors that actual results could differ materially from these non-GAAP financial projections.

We use non-GAAP financial measures to measure our performance from period to period, to evaluate and fund incentive compensation programs, to manage the business and to compare our results to those of our competitors. In addition, we also believe that the non-GAAP measures we disclose provide useful information to investors regarding financial and business trends related to our results of operations and that when non-GAAP financial information is viewed with GAAP financial information, investors are provided with a more meaningful understanding of our ongoing operating performance, liquidity, and leverage relative to other periods. Non-GAAP measures have certain limitations as analytical tools and should not be used as substitutes for financial information prepared in accordance with GAAP.

Investor Relations Contact

Mark Zindler

mark.zindler@verramobility.com